Exhibit 99.1

Demandware Announces New Board and Executive Appointments

Tom Ebling, Demandware’s CEO, Elected Chairman of the Board

Stephan Schambach Named Chairman of the Board Emeritus

Leonard Schlesinger Appointed Lead Independent Director

Jeffrey Barnett Named to Board of Directors

Sheila Flaherty Promoted to Chief Legal Officer

BURLINGTON, Mass.--(BUSINESS WIRE)--August 5, 2014--Demandware®, Inc. (NYSE: DWRE), the industry-leading provider of enterprise cloud commerce solutions, today announced new appointments to its Board of Directors and enhancements to its executive team. The Board of Directors elected Tom Ebling as Chairman of the Board and Len Schlesinger as Lead Independent Director. Mr. Ebling will succeed Stephan Schambach, Demandware’s founder, who will remain on the Board as Chairman of the Board Emeritus. Mr. Schambach has served as Chairman of the Board since the Company’s inception in 2004. Mr. Barnett will join the Board of Directors effective immediately. Mr. Barnett will continue to serve as Executive Vice President and Chief Operating Officer of Demandware. Ms. Flaherty was promoted to Chief Legal Officer and will continue to be responsible for all of Demandware’s legal operations, including commercial matters, mergers and acquisitions, litigation, and intellectual property.

“Given the strength of our business and the significant opportunity ahead of us, we expanded the Board of Directors and enhanced our executive leadership team,” said Tom Ebling, CEO of Demandware. “Since joining the company in 2005, Jeff has played a critical role in our growth and strategic direction. Len’s tremendous operational experience made him the ideal candidate for the Lead Independent Director position. Sheila’s extensive legal expertise, particularly in international markets and public company financings, has been instrumental in scaling the organization.”

Ebling continued, “On behalf of the entire Board, I want to thank Stephan for his outstanding service as Chairman since founding the company in 2004. We are all very pleased that we will continue to benefit from Stephan’s extremely valuable insight and industry vision as Chairman of the Board Emeritus. Together as a team, our Board of Directors and executive leadership will work to execute our aggressive growth strategy which we believe will deliver superior returns to our shareholders.”

Mr. Jeffrey Barnett has served as the Corporation’s Executive Vice President and Chief Operating Officer since January 2013 and previously served as the Corporation’s Executive Vice President, Field Operations from November 2005 until December 2012. Prior to joining the Corporation, Mr. Barnett served as Vice President of Sales for Europe, Middle East and Africa of Siebel Systems, Inc., a software company. Prior to joining Siebel, Mr. Barnett served as Managing Director, International Operations and as Vice President, International Sales and Marketing of eDocs, Inc., an online billing and customer service software company. Before joining eDocs, Mr. Barnett held leadership positions at Kenan Systems Corporation, a billing and customer care software company, and at TRW, Inc. Since September 2012, Mr. Barnett has served on the board of directors of Apperian, Inc., a mobile application platform provider, and since March 2013, Mr. Barnett has served on the board of directors of Paydiant, Inc., a cloud-based payment solutions provider. Mr. Barnett holds a B.S. in computer information systems from Colorado State University and an M.B.A. from the MIT Sloan School of Management.

Mr. Thomas Ebling has served as President and Chief Executive Officer and a member of the board of directors since October 2009. Mr. Ebling previously served on Demandware’s board of directors from May 2006 until December 2007. From October 2007 until August 2009, Mr. Ebling served as Chief Executive Officer of Lattice Engines, Inc., a provider of sales and optimization software solutions. Prior to joining Lattice Engines, Mr. Ebling served as Chief Executive Officer and Chairman of the board of directors of ProfitLogic, Inc., a merchandising optimization solutions company, from May 2002 until it was acquired by Oracle Corporation in July 2005. Earlier in his career, Mr. Ebling served as Chief Executive Officer of Torrent Systems, Inc., a data warehousing and analytics software provider, and he held various leadership positions at Marcam Solutions, Inc., a software applications company. Mr. Ebling holds a B.A. in mathematics from Williams College.

Ms. Sheila Flaherty served as Senior Vice President and General Counsel for Demandware since March 2011. Before joining Demandware, Ms. Flaherty served as Executive Vice President and Chief Legal and Administrative Officer of Stream Global Services, a leading business process outsource (BPO) service provider specializing in customer relationship management for Fortune 1000 companies. Prior to Stream Global Services, she was General Counsel and Vice President of Abiomed, Inc., a publicly traded medical technology company. During her in-house career, Ms. Flaherty handled several large $100 million plus international private debt transactions and managed multiple mergers, acquisitions and divestitures as well several successful public equity and debt offerings. Ms. Flaherty earned her bachelor's degree from the University of Massachusetts at Amherst, and received a Juris Doctorate from Georgetown University Law Center, in Washington, D.C., and studied law at Trinity College in Dublin, Ireland.

Mr. Stephan Schambach is the founder of Demandware and served as the Chairman of the board of directors since the company’s inception in February 2004. Mr. Schambach also served as Demandware’s President and Chief Executive Officer from February 2004 until November 2007 and as Executive Chairman from November 2007 until August 2010. Prior to founding Demandware, Mr. Schambach served as Chief Executive Officer of Intershop Communications AG, an e-commerce company that he founded in 1992 and brought public in 1998.

Dr. Leonard Schlesinger has served as a member of the board of directors since September 2013. Dr. Schlesinger has served as the Baker Foundation Professor of Business Administration at Harvard Business School since July 2013. Dr. Schlesinger served as the President of Babson College from July 2008 until July 2013. From 1999 to 2007, Dr. Schlesinger held various executive positions at Limited Brands, including Vice Chairman of the board of directors and Chief Operating Officer. While at Limited Brands, he was responsible for the operational and financial functions across the enterprise including Express, Limited Stores, Victoria’s Secret Beauty, Bath and Body Works, C.O. Bigelow, Henri Bendel and the White Barn Candle Company. Dr. Schlesinger has also served as Executive Vice President and Chief Operating Officer at Au Bon Pain and as a director of numerous public and private retail, consumer products and technology companies. Dr. Schlesinger currently serves on the Board of Directors of Restoration Hardware Holdings, Inc. Dr. Schlesinger has also held leadership roles at leading MBA and executive education programs and other academic institutions, including twenty years at Harvard Business School where he served as the George Fisher Baker Jr. Professor of Business Administration. Dr. Schlesinger holds a Doctor of Business Administration from Harvard Business School, an MBA from Columbia University and a Bachelor of Arts in American Civilization from Brown University.

About Demandware

Demandware, the category defining leader of enterprise cloud commerce solutions, empowers the world’s leading retailers to continuously innovate in our complex, consumer-driven world. Demandware’s open cloud platform provides unique benefits including seamless innovation, the LINK ecosystem of integrated best-of-breed partners, and community insight to optimize customer experiences. These advantages enable Demandware customers to lead their markets and grow faster. For more information, visit www.demandware.com, call +1-888-553-9216 or email info@demandware.com.

Demandware is a registered trademark of Demandware, Inc.

CONTACT:
Demandware
Erica Smith, 781-425-1222
Vice President, Investor Relations
esmith@demandware.com